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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                     Jurisdiction
                  Name                               of Incorporation
                --------                             ----------------

Mission Critical Software--North America, Inc.       Delaware

Mission Critical Software--U.K., Ltd.                England and Wales